                               STATE OF MARYLAND


                                 DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201



                                                            DATE: MARCH 31, 1994


         THIS IS TO ADVISE YOU THAT THE ARTICLES OF INCORPORATION FOR CRESCENT CAPITAL TRUST, INC. WERE RECEIVED AND APPROVED FOR RECORD ON MARCH 31, 1994 AT 10:32 AM.




FEE PAID:                 106.00






(SEAL)



                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST

                                                THIS INSTRUMENT WAS PREPARED BY:
                                                John H. Cooper
                                                Sirote & Permutt, P.C.
                                                2222 Arlington Avenue South
                                                Birmingham, AL 35205

                           ARTICLES OF INCORPORATION
                                       OF
                          CRESCENT CAPITAL TRUST, INC.


                                   ARTICLE I
                                   FORMATION

                 The undersigned, John W. McRoberts, whose address is 10 Alden Lane, Birmingham, Alabama 35243, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

                 The name of this corporation shall be Crescent Capital Trust, Inc.


                                  ARTICLE III
                                    PURPOSES

                 The purpose for which this corporation is formed is to engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereinafter in force.

                 Without limiting the generality of such purpose, business and objects, at such time or times as the Board of Directors of the Corporation determines that it is in the interests of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust ("REIT"), as that phrase is defined in the Internal Revenue Code of 1986, as amended ("the Code"), and comply with all provisions of the Code applicable to REITs, and all regulations, rulings and cases promulgated or decided thereunder ("REIT Provisions of the Code"), then the purpose of the Corporation shall be to engage in the business of such a real estate investment trust, but this reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

                                   ARTICLE IV
                      PRINCIPAL OFFICE AND RESIDENT AGENT

                 SECTION 4.1      Principal Office.    The address of the
principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, but the Corporation may maintain an office or offices in such other place or places as may be from time to time fixed by its Board of Directors or as may be fixed by the Bylaws of the Corporation.

                 SECTION 4.2      Registered Agent.    The name of the
resident agent of the Corporation in the State of Maryland is The
Corporation Trust Incorporated, and the address is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE V
                                 CAPITAL STOCK

                 SECTION 5.1      Authorized Capital.  The total number
of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), of which Fifty Million (50,000,000) shall be shares of common stock having a par value of $.001 per share ("Common Stock") (or shares of one or more classes of "Excess Common Shares" as provided in Section 7.4 hereof) and Ten Million (10,000,000) shall be shares of preferred stock having a par value of $.001 per share ("Preferred Stock") (or shares of one or more classes of "Excess Preferred Shares" as provided in Section 7.4 hereof). The Common Stock and the Preferred Stock are sometimes referred to collectively as the "Capital Stock." The aggregate par value of all said shares of Capital Stock shall be Sixty Thousand Dollars ($60,000).

                 SECTION 5.2      Unissued Stock.      The Board of Directors
of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Section 5.2, to classify or reclassify any unissued shares stock, and to establish the number of shares to be included in any series of stock, and to fix the designation, conversion or other rights, voting powers, restrictions, limitations as to distributions, preferences, qualifications or terms or conditions of redemption of the shares of each such series. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, a determination of the following:

                          (a)   The number of shares constituting that series
and the distinctive designation of that series;

                          (b)   The dividend rate on the shares of that series,
whether dividends shall be cumulative, and if so, from which date or dates, and whether they should be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

                          (c)   Whether that series shall have voting rights,
and, if so, the terms of such voting rights;

                          (d)   Whether that series shall have conversion or
exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments for the conversion or exchange rate in such events as the Board of Directors shall determine;

                          (e)   Whether or not the shares of that series shall
be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                          (f)   Whether that series shall be entitled to the
benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking funds;

                          (g)   The right of the shares of that series to the
benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

                          (h)   The right of the shares of that series in the
event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in other relation to, any comparable rights of any other class or classes or series of stock; and

                          (i)   Any other relative, participating, optional or
other special rights, qualifications, limitations or restrictions of that series.

                                  ARTICLE VI
                                  DIRECTORS

                 SECTION 6.1      Number of Directors.      The Corporation
shall have a Board of Directors consisting of eight (8) Directors, which number may be increased or decreased in accordance with the Bylaws of the Corporation from time to time, but shall not be less than the number required by the Maryland General Corporation Law, as amended from time to time.

                 SECTION 6.2      Initial Directors.        The names of the
initial directors of the Corporation are: Richard M. Scrushy, John W. McRoberts, Michael D. Martin, Robert N. Elkins, William B. Luttrell, Eric R. Hanson,
Larry D. Striplin, Jr., and W. Barry Morton.

                 SECTION 6.3      Removal of Directors.     A director may be
removed from office with or without cause only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote in the election of directors.

                                  ARTICLE VII
                     PROVISIONS FOR DEFINING, LIMITING, AND
                REGULATING CERTAIN POWERS OF THE CORPORATION AND
                    THE BOARD OF DIRECTORS AND STOCKHOLDERS

                 In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute and for purposes of defining, limiting, and regulating such powers, the rights and powers of the Corporation and of the Directors and stockholders and shall include the following:

                 SECTION 7.1      Issuance of Stock.        The Board of
Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its Capital Stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                 SECTION 7.2 Stockholder Information. Each stockholder shall upon demand of the Corporation disclose to the Corporation in writing such information with respect to direct and indirect ownership of shares of Capital Stock owned (or deemed to be owned, after applying rules referred to in Subsection 7.4(a) and any other rules applicable to REITs under the REIT Provisions of the Code) as the Board of Directors in its discretion deems reasonably necessary or appropriate in order that the Corporation may fully comply with the REIT Provisions of the Code or the requirements of any taxing authority or governmental agency.

                 SECTION 7.3 Transferee Information. Whenever the Board of Directors deems it reasonably necessary to protect the tax status of the Corporation as a REIT, the Board of Directors may require a statement or affidavit from each stockholder or proposed transferee of stock setting forth the number of shares of Capital Stock of each class already owned (actually or beneficially) by such proposed transferee and any related person specified in the form reasonably prescribed by the Board of Directors for that purpose. If, in the opinion of the Board of Directors, any transfer may jeopardize the qualification of the Corporation as a REIT, the Board of Directors may refuse to permit the transfer of such stock to the proposed transferee. All contracts for the sale or other transfer of Capital Stock shall be subject to this provision and to all other provisions of this Charter.

                 SECTION 7.4      Limit on Ownership:  Excess Shares.

                          (a)     Except as otherwise provided by Section
7.4(f), no person shall at any time directly or indirectly acquire or hold beneficial ownership in the aggregate of more than the percentage limit ("Ownership Limit") set forth in Section 7.4(b) of the outstanding shares of Capital Stock of the Corporation. Such shares of Common Stock held by a stockholder over the Ownership Limit, including any shares of Common Stock that would exceed the Ownership Limit if stock was redeemed in accordance with
Section 7.4(f) (but excluding any shares exempted by the Board of Directors in accordance with Section 7.4(g)), are herein referred to as "Excess Common Shares." Such shares of Preferred Stock held by a stockholder over the Ownership Limit, including any shares of Preferred Stock that would exceed the Ownership Limit if stock was redeemed in accordance with Section 7.4(f) (but excluding any shares exempted by the Board of Directors in accordance with
Section 7.4(g)), are herein referred to as "Excess Preferred Shares." The Excess Common Shares and the Excess Preferred Shares are sometimes referred to collectively as the "Excess Shares." For purposes of this Section 7.4, a person shall be deemed to be the beneficial owner of the stock that such person
(i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code as modified in the case of a REIT by Sections 857(a)(6) and 856(b) of the Code, or (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, or upon conversion of any securities convertible into stock, if any, if such inclusion will cause such person to own more than the Ownership Limit.

                          (b)     For purposes of this Section 7.4, the
Ownership Limit shall be the number of shares of Capital Stock that, in the aggregate, equal 9.8% of the number or value of the then outstanding shares of Capital Stock.

                          (c)     If, in the opinion of the Board of Directors,
which shall be binding upon any prospective acquiror of shares, any proposed transfer or issuance would jeopardize the status of the Corporation as a real estate investment trust under the REIT Provisions of the Code, the Board of Directors shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

                          (d)     Upon shares of any class or series of Stock
becoming Excess Shares as defined in this Section 7.4, such shares shall be deemed automatically to have been converted into a class separate and distinct from the class or series from which converted and from any other class of Excess Shares, each such class being designated "Excess Shares of [Name of Stockholder]." The voting, distribution, redemption and other characteristics of such class of Excess Shares are as set forth in this Section 7.4. Upon any shares that have become Excess Shares ceasing to be Excess Shares as defined in this Section 7.4, such shares if then still outstanding shall be deemed automatically to have been reconverted back into shares of the class or series of stock from which they were originally converted.

                          (e)     No Stockholder may vote any Excess Shares
held by such Stockholder, and Excess Shares shall not be considered outstanding for the purpose of determining a quorum at any meeting of Stockholders. The Corporation, at the direction of the Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular Stockholder in a non-interest bearing escrow account the proceeds of which shall be payable to the holder of the Excess Shares only at such time as such Stock ceases to be Excess Shares.

                          (f)     The Corporation, upon authorization by the
Board of Directors, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding shares resulting from such redemption); and from and after the date of giving such notice of redemption ("redemption date") the shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Corporation of the redemption price determined and payable as set forth in this Section 7.4(f):

                                  (i)      Subject to the limitation on payment
set forth in Subsection (f)(ii) of this Section 7.4, the redemption price of each Excess Share called for redemption shall be the lesser of (I) the average daily per share closing sales price of a share of Stock of the class of the Corporation from which such Excess Share was converted if shares of such class are listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System, and if such shares are not so listed shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System and no published bid and asked quotations with respect to shares of such class during such 30 day period, the redemption price shall be the price determined by the Board of Directors in good faith, and (II) the price paid by such holder for such share.

                                  (ii)     Unless the Board of Directors
determines that it is in the interest of the Corporation to make earlier payment of all of the amount determined as the redemption price per share in accordance with Subsection (f)(i) of this Section 7.4, the redemption price shall be payable only upon the liquidation of the Corporation and shall not exceed an amount which is the sum of the per share distributions designated as liquidating distributions and return of capital distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class of the Corporation from which such Excess Share was converted, and no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment; provided, however, that in the event that within 30 days after the redemption date the person from whom the Excess Shares have been redeemed sells (and notifies the Corporation of such sale) a number of the remaining shares owned by him of the class of Stock from which his Excess Shares were converted at least equal to the number of such Excess Shares (and such sale is to a Person in whose hands the shares sold would not be Excess Shares), then the Corporation shall rescind the redemption of the Excess Shares if following such rescission such Person would not be the holder of Excess Shares, except that if the Corporation receives an opinion of its counsel that such rescission would jeopardize the tax status of the Corporation as a REIT or would be unlawful in any regard, then the Corporation shall in lieu of rescission make immediate payment of the redemption price.

                          (g)     As a condition to any transfer and/or
registration of transfer on the books of the Corporation of any shares or securities convertible into shares which could result in direct or indirect ownership of shares in excess of the Ownership Limit, as defined in Section 7.4(b), by any person, such prospective transferee shall give written notice to the Corporation of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Directors no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

                          (h)     Notwithstanding any other provision of these
Articles of Incorporation to the contrary, any purported acquisition or continued ownership of stock of the Corporation that would (i) create a direct or indirect owner of Excess Shares; (ii) result in the shares of the Corporation being owned by fewer than 100 persons for purposes of the REIT Provisions of the Code; (iii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code; or (iv) result in the disqualification of the Corporation as a REIT shall be null and void ab initio and the prospective transferee, acquiror or holder thereof shall not be entitled to any rights afforded to owners of shares hereunder.

                          (i)     Shares described in this Section 7.4(i) shall
not be deemed to be Excess Shares at the times and subject to the terms and conditions set forth in this Section 7.4(i), as follows:

                                  (i)      Subject to the provisions of
Subsection 7.4(j), shares acquired and held by an underwriter in a public offering of shares, or in a transaction involving the issuance of shares by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, following such distribution, none of such shares will be Excess Shares.

                                  (ii)     Subject to the provisions of
Subsection 7.4(j), shares which the Board of Directors in its sole discretion may exempt from the Ownership Limit while owned by a person who has provided the Corporation with evidence and assurances acceptable to the Board that the qualification of the Corporation as a REIT would not be jeopardized thereby.

                          (j)     The Board of Directors, in its sole
discretion, may at any time revoke any exception in the case of any stockholder pursuant to Subsection 7.4(i)(i) or 7.4(i)(ii), and upon such revocation, the provisions of Subsections 7.4(e) and 7.4(f) shall immediately become applicable to such stockholder and all shares of which such stockholder may be the beneficial owner. The decision to exempt or refuse to exempt from the Ownership Limit ownerships of certain designated shares of stock, or to revoke an exemption previously granted, shall be made by the Board of Directors at its sole discretion, based on any reason whatsoever including, but not limited to, the preservation of the Corporation's qualification as a real estate investment trust.

                          (k)     In applying the provisions of this Section
7.4, the Board of Directors may take into account the lack of certainty in the REIT Provisions of the Code relating to the ownership of stock that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Ownership Limit and Excess Shares and attributed ownership and related matters on as conservative a basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation's qualification or continued qualification as a REIT.

                          (l)     Nothing contained in this Section 7.4 or in
any other provision of the Charter shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions of the Code.

                          (m)     If any provision of this Section 7.4 or any
application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions of this Section 7.4 shall not be affected and other application of this provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 7.4 may be inconsistent with any other provision of this Charter, Section 7.4 shall be controlling.


                                 ARTICLE VIII
                       LIMITATION OF PREEMPTIVE RIGHTS

                 No stockholder of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock of the Corporation of the same or any other class of stock except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

                                  ARTICLE IX
                                  AMENDMENTS

                 SECTION 9.1 Notwithstanding any of the provisions of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation) the affirmative vote of the holders of at least ninety percent (90%) of the "voting stock" of the Corporation, voting together as a single class, shall be required to repeal or amend any provision inconsistent with Section 6.3 of Article VI, Section 7.4 of
Article VII, Article IX or Article XI.

                 SECTION 9.2 The Corporation reserves the right from time to time to amend, alter or repeal any provision contained in this Charter (including the contracts rights, as expressly set forth in the Charter, of any outstanding stock) in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are subject to this reservation.

                 SECTION 9.3 Notwithstanding any of the provisions of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the board of directors shall have the sole and exclusive right and power to alter, amend, or repeal the Bylaws of the Corporation.

                 SECTION 9.4 For purposes of this Article IX, "voting stock" shall mean any share of stock of the Corporation that is otherwise entitled generally to vote on matters submitted to the shareholders for a vote; but excludes shares of stock of a class that is only entitled to vote for certain members of the Board of Directors.

                                  ARTICLE X
                             PERPETUAL EXISTENCE

      The period of the existence of the Corporation is to be perpetual.

                                   ARTICLE XI
                        LIMITATION ON PERSONAL LIABILITY
                   OF DIRECTORS AND OFFICERS; INDEMNIFICATION

                 SECTION 11.1 Limitation of Liability. To the maximum extent that the Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article XI, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article XI, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                 SECTION 11.2     Indemnification.          The Corporation
shall have the power to obligate itself to indemnify, and to pay or reimburse expenses in advance of a final determination of a proceeding to, directors, officers, employees and agents of the Corporation to the fullest extent permitted by the law of the State of Maryland and to purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the law of the State of Maryland, whether or not the Corporation would have the power to indemnify against liability under such law.

                 IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 30th day of March, 1994.


                                                              -----------------
                                                              John W. McRoberts

- ------------------------------------------------------------------------------------------------------------------------------------
STATE OF MARYLAND                                                                             Department of Assessments and Taxation
WILLIAM DONALD SCHAEFER
Governor                                                        (LOGO)                                              CHARTER DIVISION
LLOYD W. JONES                                                                                                              Room 809
Director                                                                                                     301 West Preston Street
PAUL B. ANDERSON                                                                                           Baltimore, Maryland 21201
Administrator
- ------------------------------------------------------------------------------------------------------------------------------------

DOCUMENT CODE  023.J.                              BUSINESS CODE   03                                     COUNTY    74
              --------                                            ----                                             ----
#__________               _____ P.A.               _____ Religious           _____ Close        X   Stock             _____ Nonstock
                                                                                              -----

Merging                                                                      Surviving
(Transferor)                                                                 Transferee)
             _______________________________________________________                    ____________________________________________
____________________________________________________________________         _______________________________________________________
____________________________________________________________________         _______________________________________________________
____________________________________________________________________         _______________________________________________________

CODE     AMOUNT           FEE REMITTED
- ----     ------           ------------
10         50             Expedited Fee                                      (New Name)_____________________________________________
         ------                                                              _______________________________________________________
20         20             Organ. & Capitalization                            _______________________________________________________
         ------
61         20             Rec. Fee (Arts. of Inc.)
         ------
62                        Rec. Fee (Amendment)
         ------                                                                           Change of Name
63                        Rec. Fee (Merger, Consol.)                             -----
         ------                                                                           Change of Principal Office
64                        Rec. Fee (Transfer)                                    -----
         ------                                                                           Change of Resident Agent
65                        Rec. Fee (Dissolution)                                 -----
         ------                                                                           Change of Resident Agent Address
66                        Rec. Fee (Revival)                                     -----
         ------                                                                           Resignation of Resident Agent
52                        Foreign Qualification                                  -----
         ------                                                                           Designation of Resident Agent and
50                        Cert. of Qual. or Reg.                                          Resident Agent's Address
         ------                                                                  -----
51                        Foreign Name Registration                                       Other Change ____________________
         ------                                                                  -----
13         16               1   Certified Copy of Certificate of Incorporation            _________________________________
         ------           -----
56                        Penalty
         ------
54                        For. Supplemental Cert.
         ------
53                        Foreign Resolution
         ------
73                        Certificate of Conveyance
         ------           ___________________________________________________
                          ___________________________________________________
                          ___________________________________________________
75                        Special Fee
         ------
80                        For. Limited Partnership
         ------
83                        Cert. Limited Partnership                                  CODE  007
         ------                                                                           -----
84                        Amendment to Limited Partnership
         ------
85                        Termination of Limited Partnership
         ------
21                        Recordation Tax
         ------
22                        State Transfer Tax                                         ATTENTION: ____________________________________
         ------                                                                      _______________________________________________
23                        Local Transfer Tax                                         _______________________________________________
         ------
31                        ______  Corp. Good Standing
         ------
NA                        Foreign Corp. Registration
         ------
87                        ______ Limited Part. Good Standing
         ------
71                        Financial
         ------
600                       _________________________ Personal Property Reports
         ------           and _____________________ late filing penalties

70                        Change of P.O., R.A. or R.A.A.                             MAIL TO ADDRESS: ______________________________
         ------                                                                      _______________________________________________
91                        Amend/Cancellation, For. Limited Part.                     _______________________________________________
         ------
99                        Art. of Organization (LLC)
         ------
98                        LLC Amend, Diss, Continuation
         ------
97                        LLC Cancellation
         ------
















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